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                                                                     EXHIBIT 8.2



                   [WALLER LANSDEN DORTCH & DAVIS LETTERHEAD]


                                 April 23, 2001


Caterpillar Financial Funding Corporation
4040 South Eastern Avenue
Suite 344
Las Vegas, Nevada 89119


Ladies and Gentlemen:

        We have acted as special Tennessee tax counsel to Caterpillar Financial Funding Corporation, a Nevada corporation (the "Registrant" or "CFFC") with respect to certain Tennessee state tax aspects of the proposed issuance of Asset Backed Notes (the "Securities") by the Caterpillar Financial Asset Trusts, Delaware business trusts (singularly, a "Trust" and collectively, "Trusts").

               Our advice to the Registrant conforms to the description of certain state tax consequences that appear under the heading "Certain State Tax Considerations" in the base prospectus (the "Prospectus") which with the preliminary prospectus supplement (the "Prospectus Supplement") forms a part of the Registration Statement on Form S-3 (the "Registration Statement") as filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on April 12, 2001, for registration of the Securities under the Act. Such description does not purport to discuss all possible state tax ramifications of the proposed issuance.

               In accordance with the assumptions and limitations contained herein, (i) we hereby confirm and adopt our opinions under the headings "Certain State Tax Considerations," "Summary - Tax Status" in the Prospectus and under the headings "Legal Opinions" and "Summary of Terms of the Notes - Tax Status" in the Prospectus Supplement; and (ii) we are also of the opinion that the description under the heading "Certain State Tax Considerations" in the Prospectus is accurate in all material respects.

               In connection with the opinions expressed in this letter, we have assumed, with your permission, that the representations contained in each of CFSC's and CFFC's certificates dated as of April 23, 2001, are accurate; CFSC and each Trust will be treated for all purposes as separate and independent entities; that the transaction documents and terms will be "arm's-length" agreements and enforceable in accordance with their terms; and that all facts set forth in the Prospectus and the Prospectus Supplement are true and correct in all material respects.




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April 23, 2001
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               This opinion letter and the opinions under the headings "Certain
State Tax Considerations" and "Summary - Tax Status" in the Prospectus and/or under the headings "Legal Opinions" and "Summary of Terms of the Notes - Tax Status" in the Prospectus Supplement are subject to the limitations and qualifications herein and therein and are based on assumptions contained herein and the assumptions, facts and circumstances set forth in the Prospectus, the Prospectus Supplement and such other documents which have been reviewed by us. The opinions in this letter could change as a result of changes in: facts and circumstances, the terms or the form of the documents reviewed by us; or existing statutory authority, administrative pronouncements or judicial authority subsequent to the date hereof. We undertake no obligation to update or supplement this opinion to reflect any such changes that may occur after the date hereof.

               Our opinions as set forth herein and in the Prospectus and the Prospectus Supplement are limited in all respects to the laws of the State of Tennessee to the extent that such laws are applicable and we give no opinion with respect to the laws of any other jurisdiction. We have rendered no opinion that the laws of the State of Tennessee apply to a Trust other than as specifically set forth in this letter, the Prospectus and the Prospectus Supplement.

               We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the captions "Legal Opinions" and "Summary of Terms of the Notes - Tax Status" in the Prospectus Supplement and under the captions "Summary - Tax Status" and "Certain State Tax Considerations" in the Prospectus. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including any opinion expressed under the captions "Legal Opinions" and "Summary of Terms of the Notes
- Tax Status" in the Prospectus Supplement and under the captions "Summary -Tax Status" and "Certain State Tax Considerations" in the Prospectus or this opinion letter as an exhibit or otherwise.

                                      Very truly yours,

                                      /s/ Waller Lansden Dortch & Davis

                                      Waller Lansden Dortch & Davis
                                      A Professional Limited Liability Company